UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2024

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2024, The Macerich Company (the “Company”) announced that Jackson Hsieh will be appointed to the role of Chief Executive Officer and President, effective as of March 1, 2024. In connection with Mr. Hsieh’s appointment, the Company also announced that Thomas E. O’Hern, the Company’s current Chief Executive Officer, will be retiring effective as of February 29, 2024 and Edward C. Coppola, the Company’s current President, will also be retiring effective as of February 29, 2024. Mr. O’Hern and Mr. Coppola will remain on the Board of Directors through their current term.

Chief Executive Officer and President Appointment

Mr. Hsieh, age 63, previously served as President and Chief Executive Officer of Spirit Realty Capital, Inc. and as a member of its board of directors from May 2017 until its merger with Realty Income in January 2024. Prior to joining Spirit in September 2016, Mr. Hsieh served as Managing Director and Vice Chairman of Investment Banking at Morgan Stanley, Vice Chairman and Sole/Co-Global Head of UBS’s Real Estate Investment Banking Group, and in various other leadership roles which include a prior period at Morgan Stanley and tenures at Bankers Trust Company and Salomon Brothers, Inc. Mr. Hsieh is a graduate of the University of California at Berkeley and earned a master’s degree from Harvard University.

The Company entered into an employment agreement with Mr. Hsieh, effective as of March 1, 2024 (the “CEO Employment Agreement”), which provides that, among other things, Mr. Hsieh’s annual base salary will be $1,000,000 and he will have the potential to earn an annual bonus equal to 150% of his annual base salary based upon the attainment of one or more pre-established performance goals established by the Board of Directors (or a committee thereof) in its sole discretion, payable in the form of cash or equity under the Company’s 2003 Equity Incentive Plan. Notwithstanding the foregoing, Mr. Hsieh’s annual bonus for 2024 will be paid entirely in cash and in an amount no less than target, on or before December 31, 2024, and any amounts that become payable above target level based on the actual level of achievement of the applicable performance criteria will be paid to Mr. Hsieh at the same time annual bonuses are paid to other senior executives of the Company. During the term of his employment, Mr. Hsieh will serve as a member of the Board of Directors unless any event constituting cause has occurred and not been cured, or if such event would conflict with or violate any action, rule or requirement of a legal or regulatory body to which the Company is subject. Additionally, the Company expects to enter into an indemnification agreement with Mr. Hsieh on terms consistent with those in the indemnification agreements between the Company and certain of its executive officers.

Mr. Hsieh will receive a sign-on equity grant in the form of Company Long-Term Incentive (“LTIP”) units, having a grant date fair value equal to $5,000,000, pursuant to the terms of the applicable LTIP unit award agreement (the “Sign-On LTIP Grant”). The Sign-On LTIP Grant will vest 50% on the third anniversary and 25% on each of the fourth and fifth anniversaries measured from March 1, 2024, subject to Mr. Hsieh’s continued service with the Company on each applicable vesting date. The CEO Employment Agreement also entitles Mr. Hsieh to an annual equity grant beginning in 2024 (each, an “Annual LTIP Grant”), with a grant date fair value equal to $6,500,000 granted in the following allocations: 35% of the award as a time-vesting award in the form of LTIP units vesting ratably over three years (one-third per year measured from January 1, 2024), and 65% of the award as a performance-vesting award, also in the form of LTIP units, vesting over a three-year performance period and with an opportunity to earn up to a maximum of 225% of the target number of performance-based LTIP units based on one or more pre-established performance goals established by the Board of Directors (or a committee thereof) in its sole discretion, subject to a potential cap of 150% of the target number of performance-based LTIP units based on the Company’s compounded total annual return over the three-year performance period, and further adjusted on a range from target plus 20% to target minus 20% based on the Company’s percentile rank performance with respect to per-share total return to holders of the Company’s common stock relative to the total return of a group of peer REITs, as measured at the end of the three-year performance period. The 2024 LTIP units will be awarded pursuant to the terms of the applicable LTIP unit award agreements and, beginning in 2025, annual grants of LTIP units will be awarded pursuant to the terms of the Company’s Long-Term Incentive Plan (the “LTI Plan”) and the applicable LTIP unit award agreement. For each calendar year of Mr. Hsieh’s employment term, the Annual LTIP Grant shall vest on the same terms as annual equity grants made to all other senior executive officers of the Company, and may be granted in the form of LTIP units or restricted stock units. The Sign-On LTIP Grant and the Annual LTIP Grant are each subject to acceleration in certain circumstances in accordance with the terms of the LTI Plan and the applicable LTIP unit award agreement. Mr. Hsieh will also be eligible to participate in The Macerich Company Amended and Restated Severance Pay Plan (as defined and further described below).Mr. Hsieh’s employment agreement further provides that in the event Mr. Hsieh’s employment with the Company terminates due to his death or disability, the Company will pay him a prorated annual bonus for the year of termination based on the actual level of achievement of the performance milestones at the end of the performance period, payable at the same time as the Company’s regularly-scheduled annual bonus payments are otherwise made to the Company’s executives.

There are no arrangements or understandings between Mr. Hsieh and any other persons pursuant to which he will be appointed as the Company’s Chief Executive Officer and President. Additionally, Mr. Hsieh is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K, nor does he have any family relationships with any of the Company’s directors or executive officers.

Coppola Letter Agreement

In connection with his retirement, the Company entered into a letter agreement with Mr. Coppola, (the “Coppola Letter Agreement”), providing for, among other things, that Mr. Coppola will be entitled to (i) an annual incentive bonus for 2023 to be paid after his resignation, calculated based on a target level of 200% of Mr. Coppola’s final base salary rate of $800,000, with the amount of the bonus based 75% on an established scorecard of financial and strategic objectives and the remaining 25% based on an individual performance component at a 100% level of achievement, provided that the total annual incentive bonus paid to Mr. Coppola for 2023 shall not be less than $2,000,000; (ii) a lump sum amount representing 36 months of payments of post-employment group health plan continuation premiums; (iii) administrative support through December 2024; and (iv) payment of his attorneys’ fees incurred in connection with his review of the Coppola Letter Agreement. In addition, in accordance with his existing equity agreements, Mr. Coppola will continue to vest under his unvested equity awards.

Pursuant to the Coppola Letter Agreement, Mr. Coppola will be subject to a covenant not to solicit employees for two years and standard release and non-disparagement terms, among other standard provisions.

The Macerich Company Amended and Restated Severance Pay Plan

On February 1, 2024, the Board amended and restated The Macerich Company Change in Control Severance Pay Plan for Executive Vice Presidents and The Macerich Company Change in Control Severance Pay Plan for Senior Executives into a single combined plan (such combined plan, “The Macerich Company Amended and Restated Severance Pay Plan”) effective as of March 1, 2024. The Macerich Company Amended and Restated Severance Pay Plan covers the Company’s Chief Executive Officer (the “Tier 1 Executive”), the senior executive officers (the “Tier 2 Executives”) and executive vice presidents (the “Tier 3 Executives” and, together with the Tier 1 Executive and Tier 2 Executives, the “Eligible Executives”) and provides that, if an Eligible Executive’s employment is terminated by the Company other than due to cause, death or disability, or by the Eligible Executive for good reason (collectively, a “Qualifying Termination”), in either case outside of the Change in Control Period (as defined below), the Eligible Executive will be eligible to receive the following severance benefits, subject to the Eligible Executive’s execution and the effectiveness of a separation agreement, including, among other things, a general release of claims in favor of the Company (the “Separation Agreement”): (i) an amount equal to the sum of (x) the Eligible Executive’s then-current base salary and (y) the average of the annual cash incentive bonuses awarded to the Eligible Executive in respect of the immediately preceding three years (or such lesser number of years the Eligible Executive has been employed, and if less than one year, the Eligible Executive’s target bonus) (such bonus amount, the “Bonus”), times a multiple equal to two (2) for a Tier 1 Executive, 1.5 for a Tier 2 Executive, and one (1) for a Tier 3 Executive, (ii) an amount equal to a pro-rated annual incentive bonus otherwise payable to the Eligible Executive under the Company’s applicable annual incentive bonus plan for the year of termination (the “Pro-Rata Bonus”), (iii) an amount equal to the product of (x) the total amount of the COBRA continuation (medical, vision and dental) monthly premium rate that would otherwise be payable by the Eligible Executive for such COBRA continuation for the Eligible Executive and any eligible dependents and (y) 24 for the Tier 1 Executive, 18 for a Tier 2 Executive and 12 for a Tier 3 Executive (the “COBRA Payment”) (the amounts in (i), (ii) and (iii), each to be paid in a lump sum), and (iv) the highest level of outplacement benefits pursuant to the Company’s outplacement services plan for senior executives in effect immediately prior to the Qualifying Termination, for a period of 12 months following the Qualifying Termination (the “Outplacement Services”). In addition, in connection with a Qualifying Termination outside of the Change in Control Period, subject to the execution of a Separation Agreement and compliance with certain restrictive covenants, 100% of the Eligible Executive’s unvested LTIP awards subject to time-based vesting conditions will immediately become fully vested as of the Executive’s termination date, and any outstanding and unvested LTIP awards subject to performance-based vesting will vest based on actual performance at the end of the applicable performance period. Notwithstanding the foregoing, if, the Eligible Executive’s employment with the Company is terminated due to death, disability, or retirement (as defined in the applicable LTIP unit award agreement), then, subject to the execution of a Separation Agreement and compliance with certain restrictive covenants, the Eligible Executive’s unvested LTIP awards subject to time-based vesting conditions will continue to vest following such termination in accordance with the applicable time-based vesting schedule; provided, however, 100% of Mr. Hsieh’s unvested LTIP awards subject to time-based vesting conditions will immediately become fully vested as of the date of his termination due to death, disability or retirement.

The Macerich Company Amended and Restated Severance Pay Plan also provides that if a Qualifying Termination occurs within the 24-month period following a change in control (the “Change in Control Period”), the Eligible Executive will be eligible to receive the following severance benefits, subject to the Eligible Executive’s execution and the effectiveness of a Separation Agreement: (i) an amount equal to three (3) multiplied by the sum of (x) the Eligible Executive’s then-current base salary or the base salary in effect immediately prior to the Change in Control Period, whichever is higher, and (y) the Eligible Executive’s Bonus, (ii) an amount equal to the Pro-Rata Bonus, and (iii) the COBRA Payment, but with the applicable multiplier to be 36 for each Eligible Executive (the amounts in (i), (ii) and (iii), each to be paid in a lump sum), and (iv) the Outplacement Services. In addition, in the case of outstanding and unvested LTIP awards subject to time-based vesting conditions, if a change in control occurs prior to the end of the applicable retention period, then, subject to the execution of a Separation Agreement and compliance with certain restrictive covenants, 100% of the Eligible Executive’s unvested LTIP awards subject to time-based vesting conditions will immediately become fully vested (A) upon a Qualifying Termination during the Change in Control Period, or (B) upon the Eligible Executive’s termination due to death, disability or retirement. In the case of the Eligible Executive’s outstanding and unvested LTIP awards subject to performance-based vesting, if a change in control occurs prior to the end of the applicable performance period, then such awards will vest based on actual performance measured as of the change in control date.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Hsieh, the retirement of Mr. O’Hern and the retirement of Mr. Coppola is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated February 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

February 5, 2024	By:	/s/ Scott W. Kingsmore
Date		Scott W. Kingsmore
Senior Executive Vice President Chief Financial Officer and Treasurer

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